Exhibit 21.1

Subsidiaries of Arxis, Inc.

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Advanced Defense Solutions Technologies LLC	Connecticut, United States
AkroFire, LLC	Kansas, United States
Arcline Engineered Polymer Holdco LLC	Delaware, United States
Arcline Engineered Polymer MidCo LLC	Delaware, United States
Arcline Engineered Polymer TopCo LLC	Delaware, United States
ASC Continental AG	Switzerland
Bal Seal Asia, Ltd.	Hong Kong
Bal Seal Engineering Europe BV	Netherlands
Bal Seal Engineering, LLC	California, United States
BEI Precision Systems & Space Company, Inc.	Delaware, United States
Blue Line Engineering, LLC	Delaware, United States
Connector Intermediate HoldCo, LLC	Delaware, United States
Connector MidCo, LLC	Delaware, United States
Connector TopCo, LLC	Delaware, United States
Corry Micronics, LLC	Delaware, United States
Creavey Seal Company	Pennsylvania, United States
Cristek Interconnects, LLC	Delaware, United States
Crosslink Technology Holdings Limited	United Kingdom
Custom Interconnects, LLC	Colorado, United States
Elektromágneses Cikkek International Kereskedelmi és Szolgáltató Korlátolt Felelősségű Társaság	Hungary
Edinburgh Connector Company, LLC	Indiana, United States
Evans Capacitor Company, LLC	Delaware, United States
EXTEX Engineered Products, Inc.	Delaware, United States
FilConn, LLC	Delaware, United States
GRW Bearing GmbH	Germany
GRW CR S.R.O	Czechia
GRW High Precision Bearing, LP	Virginia, United States
Gebr. Reinfurt GmbH & Co. KG	Germany

Name of Subsidiary	Jurisdiction of Incorporation or Organization
GRW Management Inc.	Virginia, United States
Hampshire Mouldings Limited	United Kingdom
Hawkeye IntermediateCo LLC	Delaware, United States
Hawkeye MidCo LLC	Delaware, United States
Hawkeye TopCo, LLC	Delaware, United States
Hermetic Solutions Group, Inc.	Delaware, United States
Hi-Rel Alloys, ULC	Canada
Hi-Rel Canada Acquisition Corp, LLC	Delaware, United States
Hi-Rel Group, LLC	Delaware, United States
Hi-Rel Lids AC Ltd.	United Kingdom
Hi-Rel Lids Limited	United Kingdom
Hi-Rel Products, LLC	Delaware, United States
Hi-Rel UK HoldCo, LLC	Delaware, United States
HSG Intermediate HoldCo, LLC	Delaware, United States
ECI Hungary DE LLC	Delaware, United States
Icon Aerospace Technology Limited	United Kingdom
International Rubber Products, Inc.	Nevada, United States
Jetrac Limited	United Kingdom
Joy Signal Technology, LLC	Ohio, United States
Kaman Acquisition USA, Inc.	Delaware, United States
Kaman Aerospace Corporation	Delaware, United States
Kaman Aerospace Group, Inc.	Connecticut, United States
Kaman Corporation	Connecticut, United States
Kaman Engineering Services, Inc.	Washington, United States
Kaman Holding Germany GmbH	Germany
Kaman Lux Holding, Sarl	Luxembourg
Kaman Measuring & Memory, LLC	Delaware, United States
Kaman Specialty Bearings & Engineered Products, GmbH	Germany
Kaman Specialty Bearings Pte. Ltd.	Singapore
Kaman X Corporation	Connecticut, United States
Kamatics Corporation	Connecticut, United States
KDL Precision Molding, LLC	California, United States
KEX Canada, Inc.	Canada
K-MAX Corporation	Connecticut, United States

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Legacy Technologies, LLC	Kansas, United States
Litron, LLC	Massachusetts, United States
M Wave Design LLC	Delaware, United States
MagCanica, LLC	Delaware, United States
MAST Technologies LLC	Delaware, United States
Metric Tool & Stamping, LLC	Delaware, United States
Metric Tool & Stamping Real Estate, LLC	Delaware, United States
Micro-Tronics, LLC	Delaware, United States
Microwave Dynamics LLC	Delaware, United States
Mikron PMP, LLC	California, United States
Mikron Rubber Products Corp.	California, United States
Northern Engineering (Sheffield) Limited	United Kingdom
Northern Engineering UK Limited	United Kingdom
O’ Rings Limited	United Kingdom
Ohio Associated Enterprises, LLC	Delaware, United States
Ohmega Technologies, LLC	Delaware, United States
Oldham Seals Group Limited	United Kingdom
Oldham Seals Limited	United Kingdom
Omnetics Connector Corporation	Minnesota, United States
On Demand Manufacturing Inc.	Delaware, United States
Ovation IntermediateCo, LLC	Delaware, United States
Ovation Parent Holdings II, Inc.	Delaware, United States
Ovation Parent Holdings, Inc.	Delaware, United States
Ovation Parent, Inc.	Delaware, United States
Ovation TopCo, LLC	Delaware, United States
Pacific Aerospace & Electronics, LLC	Washington, United States
Paktron Holdings LLC	Delaware, United States
Paktron LLC	Delaware, United States
Planar Monolithics Industries, Inc.	Pennsylvania, United States
PSSC Holding Co.	Delaware, United States
Qnnect (M) Sdn. Bhd.	Malaysia
Qnnect, LLC	Delaware, United States
Quantic Corporate Holdings, Inc.	Delaware, United States
Quantic Electronics, LLC	Delaware, United States
Razor AcquisitionCo, Inc.	Delaware, United States

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Razor Holdings LLC	Delaware, United States
Verwaltungsgesellschaft Reinfurt mbH	Germany
RMB Acquisition Corp.	Delaware, United States
RMB Products Inc.	California, United States
Rubbercraft Corporation of California, Ltd.	California, United States
RWG Germany GmbH	Germany
Sanders Industries Holdings, Inc.	Delaware, United States
Schatz Bearing, LLC	Delaware, United States
Seal Science, Inc.	California, United States
SHS 16, LLC	Connecticut, United States
SI Holdings, Inc.	Delaware, United States
SI Intermediate Holding, Inc.	Delaware, United States
Sinclair Manufacturing Company, LLC	Massachusetts, United States
Spira Manufacturing Corporation	California, United States
StratEdge Corporation	California, United States
Swift Textile Metalizing, LLC	Connecticut, United States
Swiftex, LLC	Connecticut, United States
Tantalum Pellet Company, LLC	Delaware, United States
Technical Research & Manufacturing Inc.	New Hampshire, United States
Thistle Design (MMC) Limited	United Kingdom
Ticer Technologies, LLC	Delaware, United States
Transcon Technologies, LLC	Delaware, United States
Twain Acquisition LLC	Delaware, United States
Union Technology Corp.	Delaware, United States
Viking Rubber Products, Inc.	California, United States
Wagner Rubber Products, Inc.	California, United States
Wenzel Associates, Inc.	Texas, United States
Wenzel International Inc. dba Croven Crystals	Canada
X-Microwave LLC	Texas, United States